
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      17,450,498
<SECURITIES>                                         0
<RECEIVABLES>                                  184,832<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              18,269,103<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                18,269,103<F3>
<SALES>                                              0
<TOTAL-REVENUES>                                75,320<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               507,731
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              (432,411)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (432,411)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (432,411)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include due from DWR of $128,548 and interest receivable of $56,284.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $633,773.
<F3>Liabilities include redemptions payable of $207,266, accrued management fees of $45,637 and accrued administrative expenses of $14,111.
<F4>Total revenue includes realized trading revenue of $1,094,288, net change in unrealized of $(1,177,208) and interest income of $158,240.

